EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS SECOND QUARTER RESULTS
Total Client Assets Exceed $8 Trillion
Maintained Strong Profitability With GAAP Pre-Tax Margin of 36.3%; 42.0% Adjusted (1)

WESTLAKE, Texas, July 18, 2023 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2023 was $1.3 billion compared with $1.8 billion for the second quarter of 2022. Net income for the six months ended June 30, 2023 was $2.9 billion, compared with $3.2 billion for the year-earlier period.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights (1)	2023	2022	Change	2023	2022	Change

Net revenues (in millions)	$4,656	$5,093	(9)%	$9,772	$9,765	—
Net income (in millions)
GAAP	$1,294	$1,793	(28)%	$2,897	$3,195	(9)%
Adjusted (1)	$1,494	$1,981	(25)%	$3,274	$3,572	(8)%
Diluted earnings per common share
GAAP	$.64	$.87	(26)%	$1.48	$1.54	(4)%
Adjusted (1)	$.75	$.97	(23)%	$1.68	$1.74	(3)%
Pre-tax profit margin
GAAP	36.3%	44.6%		38.9%	42.1%
Adjusted (1)	42.0%	49.5%		44.0%	47.2%
Return on average common
stockholders’ equity (annualized)	17%	19%		20%	15%
Return on tangible
common equity (annualized) (1)	62%	45%		71%	32%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Co-Chairman and CEO Walt Bettinger noted, “Schwab’s modern approach to wealth management continues to resonate with investors, helping to sustain our strong client momentum. During the second quarter, we gathered
$52 billion in core net new assets – bringing year-to-date asset gathering to over $180 billion and keeping us squarely within our long-term organic growth range of 5% – 7%. While we observed signs of typical tax seasonality, as well as softer investor sentiment at the beginning of the quarter, we still attracted nearly 1 million new brokerage accounts and finished the period serving $8.02 trillion in total client assets across 34 million accounts.”

“Against an improving, yet still somewhat unsettled backdrop, clients increased their utilization of help and advice at Schwab during the quarter, reflecting investors’ continued trust in us to support them on their journey towards a better financial future,” continued Mr. Bettinger. “Year-to-date net flows into our retail Managed Investing solutions were up 35%, and when including relationships with Registered Investment Advisors (RIAs), approximately half of the firm’s client assets are now receiving some form of ongoing advisory service. More importantly, even with the still shifting environment, satisfaction within these areas remains strong as Client Promoter Scores for both Schwab Wealth AdvisoryTM and our RIAs have been near recent highs.”

Mr. Bettinger added, “Further advancing our three strategic initiatives of scale and efficiency, win-win monetization, and segmentation helps reinforce our advantages within the marketplace. In late May, we completed the conversion of over 5 million Ameritrade accounts to the combined platform. Successfully transitioning what is believed to be the largest number of client accounts in the history of the industry over a single weekend is a testament to the team’s diligent preparation and the tireless work of our dedicated employees. With approximately 30% of client accounts converted thus far, we are on-track to move nearly all of the remaining Ameritrade clients over before year-end – with the final transition group scheduled for the first half of 2024. During the quarter, we also took steps to supplement our asset management and personalized investing products by announcing a new proprietary high-yield bond exchange-traded fund and rolling-out enhancements to Schwab Personalized IndexingTM (SPI). The new features included a digital onboarding experience, expanded customization capabilities, and dynamic reporting tools for RIAs utilizing SPI. Most recently, we announced the launch of branded and differentiated experiences for our High Net Worth and Ultra-High Net Worth clients. While the go-forward service model is built upon the foundation of our firm-wide “no trade-offs” approach, it includes many new benefits aimed at meeting the specific needs of these investors – including an integrated experience that offers specialized support and dedicated relationships across wealth management and banking.”

Mr. Bettinger finished, “Schwab continues to operate from a position of strength, as our “Through Clients’ Eyes” strategy and distinct competitive advantages enable us to meet the ever-evolving needs of individual investors and the advisors who serve them. In addition, our consistency of mission and long-term management orientation allows us to stay focused on pursuing the tremendous growth opportunities still in front of us.”

CFO Peter Crawford stated, “While navigating significant near-term headwinds, we generated second quarter revenues of $4.7 billion, down 9% on a year-over-year basis. This top-line result was driven primarily by a temporary increase in the utilization of supplemental funding to facilitate client cash allocation decisions during the current rising rate cycle. Net interest revenue declined 10% from the prior year to $2.3 billion as the incorporation of higher cost liabilities brought our net interest margin down by 32 basis points sequentially to 1.87%. While anticipated client cash realignment, along with net equity buying during June, pushed cash levels lower, we observed a continued and substantial deceleration in the daily pace of cash outflows versus prior months. The continuation of this trend through the end of the quarter further strengthens our conviction that this realignment activity will inflect before the end of 2023, unlocking growth in client cash held on the balance sheet.”

“Managing expenses in a manner that allows us to balance appropriate investment to support long-term growth while generating near-term returns has been a core tenet of Schwab’s business model since its inception over 50 years ago,” Mr. Crawford added. “GAAP expenses for the quarter grew 5% year-over-year to $3.0 billion – including
$130 million in acquisition and integration-related costs and $134 million in amortization of acquired intangibles. Exclusive of these items, adjusted total expenses (1) equaled $2.7 billion, also up 5% versus the prior year. Our commitment to expense discipline yielded a pre-tax margin of 36.3%, or 42.0% adjusted (1), as we continued to produce profitability levels beyond those observed at nearly all publicly-traded wealth management firms.”

Mr. Crawford concluded, “Effective balance sheet management remains central to our strategy as we seek to optimize capital and liquidity levels to sustain ongoing business momentum. In May, we issued $2.5 billion in long-term debt which provided incremental liquidity to support growth and helped us further bolster our capital ratios at the banks. Concurrently, driven by a combination of healthy profitability and a smaller balance sheet, our consolidated Tier 1 Leverage Ratio moved higher to 7.5%. While recent results have been negatively influenced by a number of temporary factors, we remain extremely well-positioned heading into the years to come. As we look forward, our confidence in the future is based on the resiliency of Schwab’s core earnings power as demonstrated by our diversified model’s ability to deliver long-term value to all of our stakeholders – clients, employees, and owners – over the past five decades.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on the recent client cash realignment trends and second quarter revenue expectations, was posted on June 14, 2023.

Summer Business Update
The company will host its Summer Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET. Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s momentum; client asset growth; strategy and approach; competitive advantages; Ameritrade client transition; positioning; opportunities; success with clients; client cash realignment activity and trends; growth of client cash on the balance sheet; expense discipline; balancing investment to support long-term growth with generating near-term returns; profitability; balance sheet management; capital and liquidity; earnings power; and stakeholder value. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; monetize client assets; and manage expenses. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including the level of interest rates and equity valuations; client cash allocation decisions; client sensitivity to rates; level of client assets, including cash balances; competitive pressures on pricing; the level and mix of client trading activity; market volatility; securities lending; margin loan balances; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; new or changed legislation, regulation or regulatory expectations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 34.4 million active brokerage accounts, 2.4 million corporate retirement plan participants, 1.8 million banking accounts, and $8.02 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com. TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Revenues
Interest revenue	$4,104	$2,710	$8,120	$5,029
Interest expense	(1,814)	(166)	(3,060)	(302)
Net interest revenue	2,290	2,544	5,060	4,727
Asset management and administration fees (1)	1,173	1,052	2,291	2,120
Trading revenue	803	885	1,695	1,848
Bank deposit account fees	175	352	326	646
Other	215	260	400	424
Total net revenues	4,656	5,093	9,772	9,765
Expenses Excluding Interest
Compensation and benefits	1,498	1,426	3,136	2,972
Professional services	272	258	530	502
Occupancy and equipment	319	294	618	563
Advertising and market development	103	105	191	207
Communications	188	169	334	313
Depreciation and amortization	191	159	368	309
Amortization of acquired intangible assets	134	154	269	308
Regulatory fees and assessments	80	67	163	135
Other	180	187	362	343
Total expenses excluding interest	2,965	2,819	5,971	5,652
Income before taxes on income	1,691	2,274	3,801	4,113
Taxes on income	397	481	904	918
Net Income	1,294	1,793	2,897	3,195
Preferred stock dividends and other	121	141	191	265
Net Income Available to Common Stockholders	$1,173	$1,652	$2,706	$2,930
Weighted-Average Common Shares Outstanding:
Basic	1,820	1,896	1,827	1,895
Diluted	1,825	1,904	1,834	1,905
Earnings Per Common Shares Outstanding (2):
Basic	$.64	$.87	$1.48	$1.55
Diluted	$.64	$.87	$1.48	$1.54

(1) No fee waivers were recognized for the three and six months ended June 30, 2023. Includes fee waivers of $3 million and $57 million for the three and six months ended June 30, 2022, respectively.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q2-23 % change		2023		2022
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-22	Q1-23	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(10)%	(17)%	$2,290	$2,770	$3,029	$2,926	$2,544
Asset management and administration fees	12%	5%	1,173	1,118	1,049	1,047	1,052
Trading revenue	(9)%	(10)%	803	892	895	930	885
Bank deposit account fees	(50)%	16%	175	151	350	413	352
Other	(17)%	16%	215	185	174	184	260
Total net revenues	(9)%	(9)%	4,656	5,116	5,497	5,500	5,093
Expenses Excluding Interest
Compensation and benefits	5%	(9)%	1,498	1,638	1,488	1,476	1,426
Professional services	5%	5%	272	258	266	264	258
Occupancy and equipment	9%	7%	319	299	320	292	294
Advertising and market development	(2)%	17%	103	88	123	89	105
Communications	11%	29%	188	146	144	131	169
Depreciation and amortization	20%	8%	191	177	176	167	159
Amortization of acquired intangible assets	(13)%	(1)%	134	135	136	152	154
Regulatory fees and assessments	19%	(4)%	80	83	62	65	67
Other	(4)%	(1)%	180	182	184	187	187
Total expenses excluding interest	5%	(1)%	2,965	3,006	2,899	2,823	2,819
Income before taxes on income	(26)%	(20)%	1,691	2,110	2,598	2,677	2,274
Taxes on income	(17)%	(22)%	397	507	630	657	481
Net Income	(28)%	(19)%	1,294	1,603	1,968	2,020	1,793
Preferred stock dividends and other	(14)%	73%	121	70	147	136	141
Net Income Available to Common Stockholders	(29)%	(23)%	$1,173	$1,533	$1,821	$1,884	$1,652
Earnings per common share (1):
Basic	(26)%	(24)%	$.64	$.84	$.98	$1.00	$.87
Diluted	(26)%	(23)%	$.64	$.83	$.97	$.99	$.87
Dividends declared per common share	25%	—	$.25	$.25	$.22	$.22	$.20
Weighted-average common shares outstanding:
Basic	(4)%	(1)%	1,820	1,834	1,864	1,887	1,896
Diluted	(4)%	(1)%	1,825	1,842	1,873	1,895	1,904
Performance Measures
Pre-tax profit margin			36.3%	41.2%	47.3%	48.7%	44.6%
Return on average common stockholders’ equity (annualized) (2)			17%	23%	27%	25%	19%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(26)%	(3)%	$47.7	$49.2	$40.2	$46.5	$64.6
Cash and investments segregated	(53)%	(19)%	25.1	31.0	43.0	44.1	53.5
Receivables from brokerage clients — net	(14)%	3%	65.2	63.2	66.6	73.9	76.1
Available for sale securities	(53)%	(11)%	125.8	141.3	147.9	236.5	265.3
Held to maturity securities	66%	(2)%	166.3	169.9	173.1	96.3	100.1
Bank loans — net	1%	—	40.1	40.0	40.5	40.4	39.6
Total assets	(20)%	(4)%	511.5	535.6	551.8	577.6	637.6
Bank deposits	(31)%	(7)%	304.4	325.7	366.7	395.7	442.0
Payables to brokerage clients	(26)%	(3)%	84.8	87.6	97.4	110.0	114.9
Other short-term borrowings (3)	N/M	10%	7.8	7.1	4.7	0.5	1.4
Federal Home Loan Bank borrowings (3)	N/M	(10)%	41.0	45.6	12.4	—	—
Long-term debt	7%	13%	22.5	20.0	20.8	20.8	21.1
Stockholders’ equity	(17)%	2%	37.1	36.3	36.6	37.0	44.5
Other
Full-time equivalent employees (at quarter end, in thousands)	4%	2%	36.6	36.0	35.3	35.2	35.2
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(50)%	(10)%	$168	$187	$211	$193	$339
Expenses excluding interest as a percentage of average client assets (annualized)			0.15%	0.17%	0.16%	0.16%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	(15)%	(11)%	5,272	5,895	5,389	5,523	6,227
Number of Trading Days	—	—	62.0	62.0	62.5	64.0	62.0
Revenue Per Trade (4)	7%	1%	$2.46	$2.44	$2.66	$2.63	$2.29

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2023			2022			2023			2022
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$44,683	$547	4.84%	$65,414	$133	0.81%	$40,891	$960	4.67%	$68,920	$167	0.48%
Cash and investments segregated	27,399	324	4.68%	51,232	79	0.61%	33,699	756	4.46%	51,570	94	0.36%
Receivables from brokerage clients	60,709	1,167	7.60%	79,061	706	3.53%	60,626	2,251	7.39%	81,618	1,332	3.24%
Available for sale securities (1,2)	145,032	791	2.18%	287,313	1,088	1.51%	150,382	1,616	2.15%	285,927	2,035	1.42%
Held to maturity securities	167,499	720	1.72%	101,752	339	1.33%	169,184	1,466	1.73%	102,580	717	1.40%
Bank loans	40,124	410	4.09%	38,831	230	2.38%	40,185	801	4.00%	37,351	417	2.24%
Total interest-earning assets	485,446	3,959	3.24%	623,603	2,575	1.64%	494,967	7,850	3.16%	627,966	4,762	1.51%
Securities lending revenue		124			130			236			259
Other interest revenue		21			5			34			8
Total interest-earning assets	$485,446	$4,104	3.36%	$623,603	$2,710	1.73%	$494,967	$8,120	3.27%	$627,966	$5,029	1.60%
Funding sources
Bank deposits	$312,543	$863	1.11%	$449,936	$28	0.03%	$327,739	$1,481	0.91%	$451,306	$44	0.02%
Payables to brokerage clients	64,892	64	0.40%	101,784	4	0.02%	70,997	139	0.40%	103,846	6	0.01%
Other short-term borrowings (3)	7,622	97	5.08%	2,587	4	0.69%	7,272	183	5.06%	3,646	8	0.46%
Federal Home Loan Bank borrowings (3,4)	46,813	606	5.13%	—	—	—	35,697	910	5.07%	—	—	—
Long-term debt	21,237	157	2.95%	21,119	124	2.34%	20,766	296	2.85%	20,495	232	2.26%
Total interest-bearing liabilities	453,107	1,787	1.57%	575,426	160	0.11%	462,471	3,009	1.31%	579,293	290	0.10%
Non-interest-bearing funding sources	32,339			48,177			32,496			48,673
Securities lending expense		28			8			50			15
Other interest expense		(1)			(2)			1			(3)
Total funding sources	$485,446	$1,814	1.49%	$623,603	$166	0.11%	$494,967	$3,060	1.24%	$627,966	$302	0.10%
Net interest revenue		$2,290	1.87%		$2,544	1.62%		$5,060	2.03%		$4,727	1.50%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the first quarter of 2023, amounts include the impact of derivative financial instruments and the related hedge accounting on our available for sale securities.
(3) Beginning in the first quarter of 2023, Federal Home Loan Bank borrowings are presented separately from other short-term borrowings. Prior period amounts have been reclassified to reflect this change.
(4) Average balance and interest expense was less than $500 thousand in the prior period.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2023			2022			2023			2022
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$375,898	$252	0.27%	$146,009	$106	0.29%	$346,145	$465	0.27%	$145,371	$208	0.29%
Fee waivers		—			(3)			—			(57)
Schwab money market funds	375,898	252	0.27%	146,009	103	0.28%	346,145	465	0.27%	145,371	151	0.21%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	465,079	94	0.08%	431,747	92	0.09%	457,830	185	0.08%	444,036	189	0.09%
Mutual Fund OneSource® and other no-transaction-fee funds	229,207	151	0.26%	192,435	149	0.31%	225,822	299	0.27%	202,538	314	0.31%
Other third-party mutual funds and ETFs	681,486	133	0.08%	795,727	171	0.09%	678,915	266	0.08%	833,969	350	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,751,670	630	0.14%	$1,565,918	515	0.13%	$1,708,712	1,215	0.14%	$1,625,914	1,004	0.12%
Advice solutions (1)
Fee-based	$455,859	464	0.41%	$440,336	461	0.42%	$449,443	917	0.41%	$454,830	957	0.42%
Non-fee-based	95,427	—	—	86,684	—	—	94,948	—	—	88,509	—	—
Total advice solutions	$551,286	464	0.34%	$527,020	461	0.35%	$544,391	917	0.34%	$543,339	957	0.36%
Other balance-based fees (2)	594,528	63	0.04%	566,712	61	0.04%	578,158	125	0.04%	591,695	128	0.04%
Other (3)		16			15			34			31
Total asset management and administration fees		$1,173			$1,052			$2,291			$2,120
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-23 % Change		2023		2022
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-22	Q1-23	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(30)%	(6)%	$384.4	$408.5	$459.4	$501.4	$552.5
Bank deposit account balances	(34)%	(4)%	102.7	106.5	126.6	139.6	155.6
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	147%	10%	392.9	357.8	278.9	211.1	159.2
Equity and bond funds and CTFs (2)	15%	6%	172.6	163.1	153.6	141.5	149.5
Total proprietary mutual funds and CTFs	83%	9%	565.5	520.9	432.5	352.6	308.7
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	30%	4%	254.6	244.3	235.7	181.5	196.6
Mutual fund clearing services	20%	9%	220.7	201.7	191.1	175.3	184.4
Other third-party mutual funds (4)	(3)%	2%	1,150.8	1,123.6	1,077.1	1,105.7	1,189.4
Total Mutual Fund Marketplace	4%	4%	1,626.1	1,569.6	1,503.9	1,462.5	1,570.4
Total mutual fund assets	17%	5%	2,191.6	2,090.5	1,936.4	1,815.1	1,879.1
Exchange-traded funds
Proprietary ETFs (2)	23%	4%	293.2	280.6	259.3	232.2	237.7
Other third-party ETFs	22%	6%	1,381.4	1,297.5	1,208.4	1,094.6	1,129.0
Total ETF assets	23%	6%	1,674.6	1,578.1	1,467.7	1,326.8	1,366.7
Equity and other securities	18%	8%	3,002.7	2,772.2	2,529.4	2,451.3	2,548.5
Fixed income securities	79%	6%	722.6	684.7	593.4	481.5	403.5
Margin loans outstanding	(14)%	4%	(62.8)	(60.5)	(63.1)	(71.5)	(73.4)
Total client assets	17%	6%	$8,015.8	$7,580.0	$7,049.8	$6,644.2	$6,832.5
Client assets by business
Investor Services	19%	7%	$4,267.9	$4,001.9	$3,682.1	$3,508.1	$3,598.7
Advisor Services	16%	5%	3,747.9	3,578.1	3,367.7	3,136.1	3,233.8
Total client assets	17%	6%	$8,015.8	$7,580.0	$7,049.8	$6,644.2	$6,832.5
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	N/M	(55)%	$36.0	$79.4	$64.3	$55.1	$8.8
Advisor Services	4%	(50)%	36.0	71.3	64.1	59.5	34.6
Total net new assets	66%	(52)%	$72.0	$150.7	$128.4	$114.6	$43.4
Net market gains (losses)			363.8	379.5	277.2	(302.9)	(1,073.0)
Net growth (decline)			$435.8	$530.2	$405.6	$(188.3)	$(1,029.6)
New brokerage accounts (in thousands, for the quarter ended)	(5)%	(8)%	960	1,042	931	897	1,014
Client accounts (in thousands)
Active brokerage accounts (6)	1%	1%	34,382	34,120	33,758	33,875	33,896
Banking accounts	7%	2%	1,781	1,746	1,716	1,696	1,669
Corporate retirement plan participants	7%	3%	2,443	2,379	2,351	2,305	2,275

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of June 30, 2023, off-platform equity and bond funds, CTFs, and ETFs were $26.7 billion, $4.2 billion, and $112.5 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of June 30, 2023, third-party money funds were $2.7 billion.
(5) Second quarter of 2023 includes an inflow of $12.0 billion from a mutual fund clearing services client and inflows of $7.8 billion from off-platform Schwab Bank Retail Certificates of Deposit (CDs). First quarter of 2023 includes inflows of $19.0 billion from off-platform Schwab Bank Retail CDs. Second quarter of 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client.
(6) Fourth quarter of 2022 includes the Company-initiated closure of approximately 350 thousand low-balance accounts. Third quarter of 2022 includes the Company-initiated closure of approximately 152 thousand low-balance accounts.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

The Charles Schwab Corporation Monthly Activity Report For June 2023

	2022							2023						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	30,775	32,845	31,510	28,726	32,733	34,590	33,147	34,086	32,657	33,274	34,098	32,908	34,408	5%	12%
Nasdaq Composite®	11,029	12,391	11,816	10,576	10,988	11,468	10,466	11,585	11,456	12,222	12,227	12,935	13,788	7%	25%
Standard & Poor’s® 500	3,785	4,130	3,955	3,586	3,872	4,080	3,840	4,077	3,970	4,109	4,169	4,180	4,450	6%	18%
Client Assets (in billions of dollars)
Beginning Client Assets	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6	7,049.8	7,480.6	7,380.2	7,580.0	7,631.5	7,650.2
Net New Assets (1)	19.8	31.5	43.3	39.8	42.0	33.1	53.3	36.1	41.7	72.9	13.6	24.6	33.8	37%	71%
Net Market Gains (Losses)	(489.0)	440.8	(220.5)	(523.2)	318.4	282.9	(324.1)	394.7	(142.1)	126.9	37.9	(5.9)	331.8
Total Client Assets (at month end)	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6	7,049.8	7,480.6	7,380.2	7,580.0	7,631.5	7,650.2	8,015.8	5%	17%
Core Net New Assets (2)	40.6	31.5	43.3	39.8	42.0	33.1	53.3	36.1	41.7	53.9	(2.3)	20.7	33.8	63%	(17)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	483.8	514.8	499.2	466.6	487.3	514.0	499.8	524.6	515.5	526.2	530.7	526.3	547.5	4%	13%
Advisor Services (3)	3,040.4	3,222.5	3,150.5	2,950.9	3,106.0	3,270.5	3,173.4	3,345.4	3,289.6	3,369.3	3,394.9	3,377.8	3,527.8	4%	16%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	33,896	33,934	33,984	33,875	33,896	33,636	33,758	33,878	34,010	34,120	34,248	34,311	34,382	—	1%
Banking Accounts	1,669	1,680	1,690	1,696	1,706	1,705	1,716	1,729	1,733	1,746	1,757	1,768	1,781	1%	7%
Corporate Retirement Plan Participants	2,275	2,267	2,285	2,305	2,322	2,336	2,351	2,369	2,384	2,379	2,391	2,401	2,443	2%	7%
Client Activity
New Brokerage Accounts (in thousands)	305	278	332	287	298	303	330	344	320	378	331	314	315	—	3%
Client Cash as a Percentage of Client Assets (5)	12.8%	12.0%	12.1%	12.9%	12.2%	11.5%	12.3%	11.6%	11.7%	11.6%	11.3%	11.5%	11.0%	(50) bp	(180) bp
Derivative Trades as a Percentage of Total Trades	22.3%	24.2%	23.3%	23.6%	24.1%	24.6%	23.2%	23.0%	23.5%	22.8%	23.4%	23.5%	23.9%	40 bp	160 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (6)	614,100	605,751	586,154	568,351	552,631	527,019	520,100	512,893	503,122	497,627	493,215	483,438	479,752	(1)%	(22)%
Average Margin Balances	74,577	72,177	72,855	73,224	69,188	66,011	64,759	60,211	60,575	60,848	60,338	60,250	61,543	2%	(17)%
Average Bank Deposit Account Balances (7)	155,306	154,542	148,427	141,198	136,036	130,479	126,953	122,387	115,816	109,392	104,775	103,149	102,917	—	(34)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (8,9) (in millions of dollars)
Equities	(1,586)	5,589	10,465	(2,662)	3,984	3,777	(1,837)	7,236	5,850	(3,234)	1,126	(1,366)	9,190
Hybrid	(1,054)	(2,041)	(783)	(938)	(1,380)	(2,052)	(1,595)	(433)	47	(1,641)	(462)	(889)	(903)
Bonds	(5,631)	729	(141)	(5,801)	(7,218)	(3,721)	(3,260)	5,646	4,281	6,158	2,575	2,029	3,302
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (8)	(16,258)	(8,674)	(7,117)	(15,200)	(18,473)	(17,143)	(21,851)	552	(2,338)	(7,423)	(4,904)	(7,157)	(4,485)
Exchange-Traded Funds (9)	7,987	12,951	16,658	5,799	13,859	15,147	15,159	11,897	12,516	8,706	8,143	6,931	16,074
Money Market Funds	11,544	13,711	19,702	17,018	21,542	16,929	27,778	24,285	23,347	27,106	6,291	15,256	9,112
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs – including March 2023 which reflects inflows of $19.0 billion from off-platform Schwab Bank Retail CDs issued year-to-date through March 31, 2023. April 2023 also includes an inflow of $12.0 billion from a mutual fund clearing services client. June 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) November 2022 includes the Company-initiated closure of approximately 350 thousand low-balance accounts. September 2022 includes the Company-initiated closure of 152 thousand low-balance accounts.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Represents average total interest-earning assets on the Company’s balance sheet. November 2022 includes the impact of transferring certain investment securities from the available for sale category to the held-to-maturity category.
(7) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(8) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(9) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s second quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,965	$1,294	$2,819	$1,793	$5,971	$2,897	$5,652	$3,195
Acquisition and integration-related costs (1)	(130)	130	(94)	94	(228)	228	(190)	190
Amortization of acquired intangible assets	(134)	134	(154)	154	(269)	269	(308)	308
Income tax effects (2)	N/A	(64)	N/A	(60)	N/A	(120)	N/A	(121)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,701	$1,494	$2,571	$1,981	$5,474	$3,274	$5,154	$3,572
(1) Acquisition and integration-related costs for the three and six months ended June 30, 2023 primarily consist of $48 million and $106 million of compensation and benefits, $41 million and $74 million of professional services, $10 million and $14 million of occupancy and equipment, and $20 million and $22 million of other. Acquisition and integration-related costs for the three and six months ended June 30, 2022 primarily consist of $53 million and $109 million of compensation and benefits, $35 million and $66 million of professional services, and $4 million and $8 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,691	36.3%	$2,274	44.6%	$3,801	38.9%	$4,113	42.1%
Acquisition and integration-related costs	130	2.8%	94	1.8%	228	2.3%	190	1.9%
Amortization of acquired intangible assets	134	2.9%	154	3.1%	269	2.8%	308	3.2%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$1,955	42.0%	$2,522	49.5%	$4,298	44.0%	$4,611	47.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,173	$.64	$1,652	$.87	$2,706	$1.48	$2,930	$1.54
Acquisition and integration-related costs	130.07		94.05		228.12		190.10
Amortization of acquired intangible assets	134.07		154.08		269.15		308.16
Income tax effects	(64)	(.03)	(60)	(.03)	(120)	(.07)	(121)	(.06)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,373	$.75	$1,840	$.97	$3,083	$1.68	$3,307	$1.74

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Return on average common stockholders’ equity (GAAP)	17%	19%	20%	15%
Average common stockholders’ equity	$27,556	$35,611	$27,429	$40,063
Less: Average goodwill	(11,951)	(11,952)	(11,951)	(11,952)
Less: Average acquired intangible assets — net	(8,591)	(9,151)	(8,657)	(9,227)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,834	1,868	1,837	1,877
Average tangible common equity	$8,848	$16,376	$8,658	$20,761
Adjusted net income available to common stockholders (1)	$1,373	$1,840	$3,083	$3,307
Return on tangible common equity (non-GAAP)	62%	45%	71%	32%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).